Exhibit 99.1

Apollo Investment Corporation

Names Mark Harris as Chief Financial Officer

NEW YORK— February 15, 2012—Apollo Investment Corporation (NASDAQ-GS: AINV) or the “Company”, “Apollo Investment”, “we” or “our” today announces that Mr. Mark Harris will be joining the Company as its Chief Financial Officer (“CFO”) and Treasurer. Mr. Gene Donnelly, Apollo Global Management, LLC’s CFO, will continue to serve as interim CFO and Treasurer for the Company until Mr. Harris joins on April 2, 2012.

Mr. James Zelter, Apollo Investment Corporation’s Chief Executive Officer, said, “We are extremely pleased that Mark Harris has agreed to join the senior management team of Apollo Investment Corporation. We are confident that with his deep financial and leadership experience he will contribute meaningfully to driving growth and creating value for the Company.”

Mr. Harris said, “I am very excited to be joining the executive team at Apollo Investment Corporation, and I look forward to playing a vital role in the Company’s continued growth and expansion.”

About Mark Harris

Mr. Harris was most recently based in Asia, where he was responsible for operational activities as well as the Asset Management Group for Avenue Capital Group’s (“Avenue”) Avenue Asia Strategy, which works with investee companies post-acquisition. Prior to joining Avenue in 2006, Mr. Harris was the Corporate Financial Controller of Hutchison Telecommunications International, a leading global provider of telecommunications services. Prior to that, he was the Vice President of Finance and Financial Shared Services for VSource, a U.S. publicly-listed company in the Asia Pacific region. Previously, Mr. Harris worked for PricewaterhouseCoopers in San Jose, London, and Singapore, where he was a Manager in their Global Capital Markets Group, where he listed numerous foreign companies in the United States, which involved working with both the U.S. Securities and Exchange Commission and the New York Stock Exchange. Mr. Harris graduated with a B.S. in Business Administration with a concentration in Accounting from California Polytechnic State University, San Luis Obispo and an M.B.A. from the University of Chicago, Graduate School of Business. He is also a Certified Public Accountant.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

Contact Information

Elizabeth Besen

Investor Relations Manager

Apollo Investment Corporation

212-822-0625

ebesen@apolloic.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.